Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 3: Navy Capital Green Management, LLC

Date of Earliest Transaction Required to be Reported: 08/06/18

Issuer Name and Ticker Symbol: CLS Holdings USA, Inc. (CLSH)

Names:	Navy Capital Green Management Partners, LLC, Navy Capital Green Fund, LP, John Kaden and Sean Stiefel

Address:	Navy Capital Green Management Partners, LLC
575 Lexington Avenue, Suite 4027
New York, NY 10022

Signatures:

The undersigned, Navy Capital Green Management Partners, LLC, Navy Capital Green Fund, LP, John Kaden and Sean Stiefel are jointly filing the attached Statement of Beneficial Ownership of Securities on Form 3 with Navy Capital Green Management, LLC with respect to the beneficial ownership of securities of CLS Holdings USA, Inc.

NAVY CAPITAL GREEN MANAGEMENT PARTNERS, LLC

By: John Kaden, manager

By: /s/ John Kaden

John Kaden

By: Sean Stiefel, manager

By: /s/ Sean Stiefel

Sean Stiefel

NAVY CAPITAL GREEN FUND, LP

By: Navy Capital Green Management Partners, LLC, its general partner.

By: John Kaden, manager of general partner

By: /s/ John Kaden

John Kaden

By: Sean Stiefel, manager of general partner

By: /s/ Sean Stiefel

Sean Stiefel

JOHN KADEN

By: /s/ John Kaden

John Kaden

SEAN STIEFEL

By: /s/ Sean Stiefel

Sean Stiefel